Exhibit 23.2

CONSENT OF INDEPENDENT APPRAISER

American Appraisal Associates, Inc. (“AAA”) hereby consents to the incorporation by reference of the summary of its conclusions of value in the Annual Report on Form 10-K of Paradyne Networks, Inc. (“Paradyne”) for the period ending December 31, 2004. Specifically, AAA consents to disclosure of AAA as its valuation expert and AAA’s opinions of value of purchased customer relationships and developed technology that were performed by AAA in connection with the acquisition of the assets of Net to Net Technologies, Inc. and the capital stock of Elastic Networks, Inc. and to the incorporation by reference of such summary in the Registration Statement on From S-8 (No. 333-67690), S-8 (No. 333-59580), S-8 (No. 333-57310), S-8 (No. 333-45396), S-8 (No. 333-83073), S-8 (No. 333-90732), S-8 (No. 333-106121), S-8 (No. 333-117947), S-3 (No. 333-112030) and S-3 (No. 333-118698). In giving this consent AAA does not hereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or as an expert as defined by the rules and regulations of the Securities and Exchange Commission. 694015

/s/ Dale J. Egan
Dale J. Egan
General Counsel
American Appraisal Associates, Inc.
Milwaukee, Wisconsin
March 15, 2005